Exhibit 10.2

[Global Letterhead]

Effective as of January 1, 2010

Mark Cosenza, Chief Financial Officer

Alliance Energy LLC

404 Wyman Street, Suite 425

Waltham, MA  02451

Re:          2010 Shared Services Fee Structure with Global Companies LLC

Dear Mark:

The herein letter agreement shall reflect the agreement between Alliance Energy LLC (“Alliance”) and Global Companies LLC (“Global”) with respect to shared services for the calendar year 2010.

Reference is made to that certain Amended and Restated Services Agreement by and between Alliance and Global dated as of the 4th day of October, 2005, a copy of which is attached hereto and incorporated herein by reference as Exhibit A (the “Shared Services Agreement”).  To the extent that there is a conflict between the terms of the herein letter agreement and said Shared Services Agreement, the terms and provisions of this letter agreement shall govern.

In consideration of the following services to be provided by Global to Alliance during the 2010 calendar, Alliance agrees to pay Global those corresponding amounts hereinafter set forth:

1.                                     Information Technology Infrastructure:  $106,000.00 billed in equal monthly installments of $8,833.00.

2.                                     Pending hirings as contemplated by Paragraph 5 hereunder, production support, routine IT maintenance and approved projects support shall be provided by Global and billed to Alliance at the rate of $100.00 per hour.

3.                                     A copy of the 2010 IT Resource Allocation of Alliance work is attached hereto and incorporated herein by reference as Exhibit B.  The signatories recognize that said resource allocation represents those IT services and functions necessary to address the then current needs of Alliance as of January 1, 2010.  Expansion of Alliance’s operations shall warrant a reassessment of costs and benefits being provided.  All “new” projects for which IT support from Global is sought to be provided shall require the approval of Alliance and Global.

4.                                     In connection with network and system IT support and functionality, Global has agreed to hire two (2) employees dedicated on a full time basis to the Alliance IT account.  All salary and benefits for said individuals shall be reimbursed to Global by Alliance.  Except as otherwise may be required in connection with the provisions of Paragraph 5, effective May 1, 2010 (the contemplated hiring date of said individuals), the hourly rate protocol will be eliminated.  From time to time thereafter, Alliance and Global agree to review the need to maintain said two (2) full-time dedicated employees for the exclusive benefit of Alliance and adjust the fees and services accordingly.

5.                                     To the extent that Alliance and Global reasonably determine at their monthly IT Resource Allocation Status meetings that two full-time employees are inadequate to provide the resources and services that were otherwise necessary considering Alliance’s needs as of January 1, 2010, additional support services shall be provided at the rate of $100.00 per hour.

6.                                     To the extent that Global cannot provide additional in-house resources at the rate of $100.00 per hour to effectively provide a request by Alliance for an expansion of the IT services, Global may seek such additional support services from a third-party vendor, which costs, in all instances, shall be borne by Alliance (upon presentation of documentation evidencing such costs and subject to Alliance’s approval, not to be unreasonably withheld).

7.                                     In addition to those IT services described in the immediately preceding paragraphs, Global shall provide limited legal support services in consideration of $75,000 per annum, payable in equal monthly installments.

8.                                     In addition to those IT and legal services described above, Global shall provide limited accounting, treasury, tax and human resources support in consideration of $15,000.00 per annum, payable in equal monthly installments.

9.                                     Except as modified by the terms of the herein letter agreement, the Shared Services Agreement shall remain in full force and effect.

10.                               Absent the occurrence of material changes in the actual services being provided, or personnel providing same, the shared services fees for 2010 shall remain in full force and effect for the 2010 calendar year.

Witness our hands and seals this 12th day of May, 2010.

ALLIANCE ENERGY LLC		GLOBAL COMPANIES LLC

By:	/s/ MARK COSENZA	By:	/s/ CHARLES RUDINSKY
	Mark Cosenza		Charles Rudinsky
	Its Chief Financial Officer		Its Chief Accounting Officer